Solar Capital Ltd. Announces Quarter Ended June 30, 2015 Financial Results; Declares Quarterly Distribution of $0.40 per Share for Q3, 2015

NEW YORK, NY -- (Marketwired - August 04, 2015) - Solar Capital Ltd. (the "Company") (NASDAQ: SLRC) today reported net investment income of $16.0 million, or $0.38 per share, for the quarter ended June 30, 2015. Earnings were $17.3 million, or $0.41 per share, for the second fiscal quarter. At June 30, 2015, net asset value (NAV) per share was $21.92, and as a result of strong net originations, the fair value of the Company's investment portfolio was $1.172 billion, a 12% increase from the prior quarter.

The Company's Board of Directors declared a third quarter distribution of $0.40 per share payable on October 2, 2015 to stockholders of record on September 24, 2015. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2015:
Investment portfolio fair value: $1.172 billion
Number of portfolio companies: 50
Net assets: $930.8 million
Net asset value per share: $21.92

Portfolio Activity for the Quarter Ended June 30, 2015:
Investments made during the quarter: $202.8 million
Investments prepaid and sold during the quarter: $78.5 million

Operating Results for the Quarter Ended June 30, 2015:
Net investment income: $16.0 million
Net realized and unrealized gain: $1.3 million
Net increase in net assets from operations: $17.3 million
Net investment income per share: $0.38

"During the second quarter of 2015, we originated over $200 million in senior secured floating rate loans, resulting in net portfolio growth of 12%," said Michael Gross, Chairman and CEO of Solar Capital Ltd. "Over the past three years, we've enhanced our origination platform to expand our access to proprietary investment opportunities. We are now seeing the benefits of our patient approach. Between our core middle market lending business, life science senior secured lending platform, and asset-based lender, Crystal Financial, we are well-positioned to deploy our available capital."

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 5, 2015.

All interested parties may participate in the conference call by dialing (866) 543-6403 approximately 5-10 minutes prior to the call. International callers should dial (617) 213-8896. Participants should reference Solar Capital Ltd. and the participant passcode of 84225370 when prompted. This conference call also can be accessed by all interested parties through Solar Capital's website, www.solarcapltd.com. Additionally, a replay dial-in will be available until August 19, 2015 and can be accessed by dialing (888) 286-8010 and using the passcode 39947925. International callers should dial (617) 801-6888 to listen to the replay.

Portfolio and Investment Activity

During the three months ended June 30, 2015, we invested approximately $202.8 million across twelve portfolio companies. Investments sold or prepaid during the quarter ended June 30, 2015 totaled approximately $78.5 million.

At June 30, 2015, our portfolio consisted of 50 portfolio companies, with senior secured assets representing 90.2% of the total fair value, consisting of 64.2% in senior secured loans and 26.0% in Crystal Financial, whose portfolio is 100% senior secured loans. The remaining 9.8% of the portfolio's fair value was comprised of 6.3% in subordinated debt, 1.6% in preferred equity, and 1.9% in common equity and warrants excluding Crystal Financial.

Crystal Financial's $455.3 million funded portfolio consists of senior secured loans from 24 issuers with an average exposure of $19.0 million. All of the commitments from Crystal Financial are floating-rate, senior-secured loans. During the quarter ended June 30, 2015, Crystal Financial funded new loans totaling $67.6 million and had $103.9 million of funded loans repaid.

The fair value weighted average yield on our portfolio of income-producing investments was 9.9% at June 30, 2015.

At June 30, 2015, 88.9% of our income-producing investment portfolio* is floating rate and 11.1% of our income producing-portfolio is fixed rate, measured at fair value.

From inception in 2006 through June 30, 2015, Solar Capital Ltd. (and its predecessor companies) has invested approximately $4.1 billion in 133 portfolio companies. Over the same period, the Company completed transactions with more than 95 different financial sponsors.

* We have included Crystal Financial as 100% floating rate.

Results of Operations for the Three Months Ended June 30, 2015 compared to the Three Months Ended June 30, 2014.

Investment Income

For the three months ended June 30, 2015 and for the three months ended June 30, 2014, gross investment income totaled $28.0 million and $28.0 million, respectively.

Expenses

Expenses totaled $12.0 million and $11.9 million, respectively, for the three months ended June 30, 2015 and 2014.

Net Investment Income

The Company's net investment income totaled $16.0 million and $16.1 million, or $0.38 and $0.38, respectively, per average share, for the three months ended June 30, 2015 and 2014.

Net Realized and Unrealized Gain

Net realized and unrealized gain for the three months ended June 30, 2015 and 2014 totaled approximately $1.3 million and $1.0 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the three months ended June 30, 2015 and 2014, the Company had a net increase in net assets resulting from operations of $17.3 million and $17.1 million, respectively. For the same periods, earnings per average share were $0.41 and $0.40, respectively.

Liquidity and Capital Resources

At June 30, 2015, the Company had a total of $490 million of unused borrowing capacity under its credit facility, subject to borrowing base limitations.

Financial Statements and Tables

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                              June 30, 2015    December 31,
                                               (unaudited)         2014

                                              -------------   -------------
Assets
Investments at fair value:
  Companies less than 5% owned (cost:
   $812,673 and $659,552, respectively)       $     807,833   $     652,288
  Companies 5% to 25% owned (cost: $8,511
   and $8,511, respectively)                          1,860           4,646
  Companies more than 25% owned (cost:
   $333,205 and $339,380, respectively)             362,422         363,804
                                              -------------   -------------

      Total investments (cost: $1,154,389
       and $1,007,443, respectively)              1,172,115       1,020,738
Cash                                                  6,236         145,075
Cash equivalents                                    490,003         490,000
Foreign currency (cost: $612 and $275,
 respectively)                                          580             265
Receivable for investments sold                      41,070          13,138
Interest receivable                                   5,933           4,549
Dividends receivable                                  8,246           8,258
Deferred financing costs                              3,244           3,263
Prepaid expenses and other assets                     1,251           1,048
                                              -------------   -------------

  Total assets                                $   1,728,678   $   1,686,334
                                              -------------   -------------

Liabilities
Revolving credit facilities                   $          --   $          --
Unsecured senior notes                              100,000         100,000
Senior secured notes                                 75,000          75,000
Term loan                                            50,000          50,000
Distributions payable                                16,986          16,986
Payable for investments and cash equivalents
 purchased                                          546,073         492,475
Management fee payable                                6,036           6,109
Performance-based incentive fee payable                  --           4,198
Administrative services expense payable               1,197           2,427
Interest payable                                      1,493           1,504
Other liabilities and accrued expenses                1,122           1,067
                                              -------------   -------------

  Total liabilities                           $     797,907   $     749,766
                                              -------------   -------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 42,465,162
 and 42,465,162 shares issued and
 outstanding, respectively                    $         425   $         425
Paid-in capital in excess of par                    991,963         991,963
Distributions in excess of net investment
 income                                             (12,190)         (8,599)
Accumulated net realized loss                       (67,120)        (60,506)
Net unrealized appreciation                          17,693          13,285
                                              -------------   -------------

  Total net assets                            $     930,771   $     936,568
                                              =============   =============

Net Asset Value Per Share                     $       21.92   $       22.05
                                              =============   =============

                             SOLAR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                    Three months ended
                                              June 30, 2015   June 30, 2014

                                              -------------   -------------
INVESTMENT INCOME:
Interest:
  Companies less than 5% owned                $      18,830   $      19,020
  Companies 5% to 25% owned                              --             245
  Companies more than 25% owned                         683             845
Dividends:
  Companies less than 5% owned                            2              --
  Companies more than 25% owned                       8,459           7,889
Other income:
  Companies less than 5% owned                           --              --
  Companies more than 25% owned                           4               5
                                              -------------   -------------

    Total investment income                          27,978          28,004
                                              -------------   -------------

EXPENSES:
Management fees                               $       6,036   $       6,173
Performance-based incentive fees                         --              --
Interest and other credit facility expenses           3,629           3,621
Administrative services expense                       1,560           1,442
Other general and administrative expenses               762             636
                                              -------------   -------------

    Total expenses                                   11,987          11,872
                                              -------------   -------------

    Net investment income                     $      15,991   $      16,132
                                              -------------   -------------

REALIZED AND UNREALIZED GAIN (LOSS) ON
 INVESTMENTS, CASH EQUIVALENTS, FOREIGN
 CURRENCIES AND DERIVATIVES:
Net realized gain (loss) on investments and
 cash equivalents:
  Companies less than 5% owned                $        (452)  $          (2)
  Companies 5% to 25% owned                            (350)            248
  Companies more than 25% owned                          20              26
                                              -------------   -------------

    Net realized gain (loss) on investments
     and cash equivalents                              (782)            272
Net realized loss on foreign currencies and
 derivatives:                                            --          (1,015)
                                              -------------   -------------

    Net realized loss                                  (782)           (743)
                                              -------------   -------------

Net change in unrealized gain (loss) on
 investments and cash equivalents                     2,063             637
Net change in unrealized gain (loss) on
 foreign currencies and derivatives                       4           1,058
                                              -------------   -------------

    Net change in unrealized gain (loss)              2,067           1,695
                                              -------------   -------------

      Net realized and unrealized gain
       (loss) on investments, cash
       equivalents, foreign currencies and
       derivatives                                    1,285             952
                                              -------------   -------------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                   $      17,276   $      17,084
                                              =============   =============

EARNINGS PER SHARE                            $        0.41   $        0.40
                                              =============   =============

About Solar Capital Ltd.
Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans, and equity securities.

Forward-Looking Statements
Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770